UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 22, 2007
G REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-50261 (Commission File Number)	52-2362509 (I.R.S. Employer Identification No.)

1551 N. Tustin Avenue, Suite 200 Santa Ana, California (Address of principal executive offices)		92705 (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
Pursuant to our plan of liquidation, which was approved by our stockholders on February 27, 2006, we sold the following properties on the dates indicated below.
Disposition of Two Corporate Plaza
On November 16, 2006, we entered into an agreement for the sale of the Two Corporate Plaza property located in Clear Lake, Texas, to Metro Properties, LLC, an unaffiliated third party. Pursuant to the agreement, on January 11, 2007, we sold the Two Corporate Plaza property for a sales price of $18,000,000. Our net cash proceeds were $7,127,000 after payment of the related mortgage loan, closing costs and other transaction expenses and the return of lender required reserves. A property disposition fee of $270,000, or 1.5% of the sales price, was paid to affiliates of our advisor. A sales commission of $380,000, or 2.1% of the sales price, was also paid to an unaffiliated broker.
Disposition of One World Trade Center
On August 17, 2006, we entered into an agreement, as amended by nine amendments, for the sale of the One World Trade Center property located in Long Beach, California, to Legacy Partners Realty Fund II, LLC, an unaffiliated third party. Pursuant to the agreement, as amended, on March 22, 2007, we sold the One World Trade Center property to Legacy Partners Realty Fund II, LLC, for a sales price of $148,900,000. We received net cash proceeds totaling approximately $54,165,000 after payment of the related mortgage loan and the payment of closing costs and other transaction expenses. A property disposition fee of $2,234,000, or 1.5% of the sales price, was paid to affiliates of our advisor. A sales commission of $893,000, or 0.6% of the sales price, was also paid to an unaffiliated broker.
Item 7.01 Regulation FD Disclosure.
On March 26, 2007, we issued a Press Release announcing the sale of the One World Trade Center property, located in Long Beach, California, to Legacy Partners Realty Fund II, LLC for a sales price of $148,900,000.
A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
     (b) Pro forma financial information.
     The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of December 31, 2006 (Liquidation Basis)

II.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Year Ended December 31, 2006 (Liquidation Basis)
G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Two Corporate Plaza and the One World Trade Center properties, or collectively, the Properties, been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our December 31, 2006 Annual Report on Form 10-K. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated statement of net assets as of December 31, 2006 (liquidation basis) is presented as if the disposition of the Properties had occurred on December 31, 2006.
The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2006 (liquidation basis) is presented as if the disposition of the Properties had occurred on January 1, 2006.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the dispositions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of December 31, 2006
(Unaudited — Liquidation Basis)

Company	Sale of Two Corporate	Sale of One World	Company
Historical (A)	Plaza Property (B)	Trade Center Property ( C)	Pro Forma

ASSETS
Real estate investments:
Real estate held for sale	$417,384,000	$(16,103,000)	$(144,475,000)	$256,806,000
Investments in unconsolidated real estate	15,889,000	—	—	15,889,000

433,273,000	(16,103,000)	(144,475,000)	272,695,000
Cash and cash equivalents	76,812,000	7,052,000	56,429,000	140,293,000
Restricted cash	8,555,000	(440,000)	(1,445,000)	6,670,000
Accounts receivable, net	5,025,000	—	—	5,025,000
Accounts receivable from related parties	199,000	—	—	199,000
Asset for estimated receipts in excess of estimated costs during liquidation	3,041,000	89,000	226,000	3,356,000

Total assets	526,905,000	(9,402,000)	(89,265,000)	428,238,000

LIABILITIES

Mortgage loans payable secured by properties held for sale	225,836,000	(9,644,000)	(90,000,000)	126,192,000
Accounts payable and accrued liabilities	8,526,000	—	(401,000)	8,125,000
Accounts payable due to related parties	1,175,000	—	—	1,175,000
Security deposits and prepaid rent	2,629,000	(63,000)	(593,000)	1,973,000

Total liabilities	238,166,000	(9,707,000)	(90,994,000)	137,465,000

Commitments and contingencies

Net assets in liquidation	$288,739,000	$305,000	$1,729,000	(E)	$290,773,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the Year Ended December 31, 2006
(Unaudited — Liquidation Basis)

		Sale of Two
	Company	Corporate Plaza	Sale of One World Trade
	Historical (A)	Property (D)	Center Property (D)		Company Pro forma

Net assets in liquidation, beginning of period	$453,459,000	$682,000	$(638,000)		$453,503,000

Changes in net assets in liquidation:
Changes to liability for estimated costs in excess of estimated receipts during liquidation:
Operating income	(25,716,000)	73,000	2,262,000		(23,381,000)
Distributions received from unconsolidated properties	(1,388,000)	—	—		(1,388,000)
Payments of liquidation costs and other amounts	12,501,000	286,000	1,195,000		13,982,000
Distributions to stockholders	8,235,000	—	—		8,235,000
Change in estimated costs in excess of estimated receipts during liquidation	10,928,000	309,000	1,211,000		12,448,000

Change to liability for estimated costs in excess of estimated receipts during liquidation	4,560,000	668,000	4,668,000		9,896,000

Change in fair value of assets and liabilities:
Change in fair value of marketable securities	(132,000)	—	—		(132,000)
Change in fair value of real estate investments	17,266,000	(1,021,000)	1,475,000		17,720,000
Change in assets and liabilities due to activity in liability for estimated costs in excess of estimated receipts during liquidation	6,368,000	(359,000)	(3,456,000)		2,553,000

Net increase (decrease) in fair value	23,502,000	(1,380,000)	(1,981,000)		20,141,000

Liquidating distributions to stockholders	(192,782,000)	—	—		(192,782,000)

Change in net assets in liquidation	(164,720,000)	(712,000)	2,687,000		(162,745,000)

Net assets in liquidation, end of period	$288,739,000	$(30,000)	$2,049,000	(E)	$290,758,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2006
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A)	As reported in our December 31, 2006 Annual Report on Form 10-K.

(B)	Adjustments have been made for the sale of the Two Corporate Plaza property to an unaffiliated third party for $18,000,000, and therefore our real estate held for sale would have been decreased by the amount related to the Two Corporate Plaza property. We would have received pro forma net cash proceeds of $7,052,000, after return of the reserves of $440,000, payment of the mortgage loan balance of $9,644,000, and payment of security deposits and prepaid rent of $63,000 as of December 31, 2006, and closing costs and other transaction expenses. As a result of the pro forma sale as of December 31, 2006, the reserve for estimated receipts in excess of estimated costs during liquidation would have been increased by $89,000.

(C)	Adjustments have been made for the sale of the One World Trade Center property to an unaffiliated third party for $148,900,000, and therefore our real estate held for sale would have been decreased by the amount related to the One World Trade Center property. We would have received pro forma net cash proceeds of $56,429,000, after return of the reserves and the collateral account of $1,445,000, payment of the mortgage loan balance of $90,000,000, accrued interest of $401,000 and security deposits and prepaid rent of $593,000 as of December 31, 2006, and closing costs and other transaction expenses. As a result of the pro forma sale as of December 31, 2006, the reserve for estimated receipts in excess of estimated costs during liquidation would have been increased by $226,000.

(D)	These adjustments reflect the elimination of the changes in net assets in liquidation attributable to the Two Corporate Plaza and the One World Trade Center properties. The unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2006 is presented as if the disposition of the Two Corporate Plaza and the One World Trade Center properties had occurred on January 1, 2006. The pro forma results exclude the impact of the gain on sale of the Two Corporate Plaza and the One World Trade Center properties and the costs related to the dispositions.

(E)	The unaudited pro forma condensed consolidated statement of changes in net assets for the year ended December 31, 2006 is presented as if the disposition of the Two Corporate Plaza and the One World Trade Center properties had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of net assets as of December 31, 2006 is presented as if the disposition of the Two Corporate Plaza and the One World Trade Center properties had occurred on December 31, 2006. As such, there is a difference in the net assets in liquidation as of December 31, 2006 between the two statements.
(d) Exhibits.

No.	Description
99.1	Press Release dated March 26, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: March 27, 2007	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer and President